Dear Xfone Shareholders, Customers and Friends,

As most of you know, Xfone has been focused on growing its Fiber-To-The-Premise (FTTP) business over the past two years, given the sizable opportunity to bring broadband to secondary and rural markets in the U.S.  This strategy took a huge leap forward recently with the notification that our wholly-owned subsidiary PRIDE Network had been awarded $63.6 million in stimulus grants and long term loans from the U.S. Department of Agriculture (USDA).  This funding is game changing, providing resources that will enable us to bring high speed broadband service to people who need it while driving cash flow and profits for shareholders.

This news arrived soon after an agreement was executed for the divestiture of our U.K. business and simultaneous to the signing of a letter of intent for the possible sale of our Israeli business.  Both the stimulus award and the international divestitures provide capital that is non-dilutive to existing shareholders.  Additionally, these actions further focus our resources on the high margin FTTP business in the U.S.

Stimulus Funding

The recent approval of $63.6 million in federal grants and long-term, low interest loans from the Broadband Initiative Program of the American Recovery and Reinvestment Act was a significant milestone in our strategy to grow the FTTP business.  This funding will enable us to expand the rollout of our state-of-the-art FTTP infrastructure to bring broadband services to the Texas south plains and to the communities of Burkburnett and Iowa Park, Texas.  Additionally, this funding will help stimulate the economic growth of these communities by creating hundreds of new jobs associated with the network build out.

To put the significance of this opportunity into perspective, our Levelland build out, underway since late 2008, is expected to add 6,200 passings to our footprint.  The PRIDE Network projects are expected to add another 30,000 passings, approximately five times the size of our Levelland project.  The executives from our PRIDE Network subsidiary navigated an extremely competitive application process and it is important to note that the PRIDE Network projects are part of only a small number of applications which were selected to receive the funding from a pool of more than 2,000 candidates.   We expect to break ground on the new projects within four to five months and should start realizing revenues after the first year.

There is a second phase of federal government broadband funding with applications due on March 29, 2010.  We intend to again participate in the application process and seek a combination of grants and loans to bring broadband to additional communities.  The application process is very competitive and there is no assurance that we will be selected to receive additional funding.

Recent Financing

In order to position ourselves to submit this second stimulus application, we completed a private placement with existing shareholders for approximately $6.6 million. This financing includes the issuance of 2.7 million shares of common stock, warrant to purchase 950,000 shares of common stock and $3.5 million in debt. This capital provides the financial support required by the government for the next application submission, as well as providing near term working capital.  The price per share of the equity component of the financing is $1.15, below today’s market price but representing the market price of the stock at the time that the principal terms of the deal were negotiated.

International Divestitures and Planned Write Off of Goodwill

As our Company grows its higher margin FTTP business, it is important that we continually strengthen our balance sheet and maximize liquidity.  The divestiture of the U.K. division will provide approximately $4.5 million in total proceeds and savings and we currently also have a letter of intent for the divestiture of the Israeli division.
In addition to providing cash to the balance sheet, these divestitures will eliminate most of our international overhead expense and reinforce our concentration in the U.S. market.

In the fourth quarter of 2009, which we plan to announce in the next few days, we expect to write-off virtually all of the $21.1 million U.S.-based goodwill on our balance sheet that mostly relates to the legacy copper network operation.  While this will result in a large net loss for the fourth quarter of 2009, this write-off reflects our dramatic business shift toward increasing long term earnings through the organic growth of our higher margin FTTP business.

Levelland Update

Our build out of the FTTP network in Lubbock and Levelland, Texas provides a blueprint for our activities as we seek to expand to new markets.  The Levelland build out is financed through a low cost federal loan and we are exceeding the government’s performance expectations.  We began signing up customers in August, 2009 and we have achieved a subscription rate of almost 30% for passings lit to date for our voice, video and data “triple play” option.  Thus far our business accounts generate an average revenue per user (ARPU) exceeding $560.00 per month while our residential ARPU per month is approximately $109.00.  As expected, customers are signing up and staying with the service.  According to market surveys done before the Levelland build out, and the “take rate” we have seen so far, we remain  optimistic that we will achieve our projected 69% market penetration rate. We expect the build out of the FTTP network in Levelland will translate into $2.5-$3 million in new EBITDA in addition to our current annual EBITDA of over $7 million.

We look forward to utilizing the knowledge and experience we have gained through the Lubbock and Levelland build outs to maximize our efficiency in establishing the FTTP infrastructure and marketing the voice, video and data “triple play” offering to business and residential customers in the South Plains, Burkburnett and Iowa Park communities in Texas.

In conclusion, I would like to thank our dedicated employees who put tremendous thought and hard work into the successful application process and to the ongoing build out of our FTTP network.  We are entering a new beginning for Xfone, and there is a tremendous energy at the Company right now.  I look forward to communicating our progress.

Sincerely,

Guy Nissenson
President and Chief Executive Officer
Xfone, Inc.

This letter contains forward-looking statements. The words or phrases "should," "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." The Company's financial results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this letter, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, and license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.